Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

FOR IMMEDIATE RELEASE:
October 7, 2014

SEARS HOLDINGS CORPORATION ANNOUNCES FILING OF PRELIMINARY SHORT FORM PROSPECTUS AND FORM F-10 REGISTRATION STATEMENT FOR RIGHTS OFFERING

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation  (“Sears Holdings” or the “Company”) (NASDAQ:  SHLD) today announced that a preliminary short form prospectus has been filed in Canada with the Ontario Securities Commission (the “OSC”) and a Registration Statement on Form F-10 has been filed in the United States with the Securities and Exchange Commission (the “SEC”) relating to the previously announced rights offering of up to 40,000,000 common shares of Sears Canada Inc. (“Sears Canada”) (TSX: SCC).  The subscription rights are expected to be distributed to all of the Company’s stockholders of record as of October 16, 2014, and the rights will have a subscription price of U.S. $9.50 per whole share of Sears Canada.  As previously announced, the subscription price is equal to the closing price (converted from Canadian to U.S. dollars) of the Common Shares on September 26, 2014, the last trading day before the Company’s Board of Directors requested Sears Canada’s cooperation with the filing of a prospectus regarding the Rights Offering.  Each stockholder as of the record date will be able to participate in the rights offering on an equal and pro rata basis.  The subscription rights will be transferable.  The expected record date of October 16, 2014 is four days earlier than the date that the Company previously announced.

Sears Holdings has applied to list the subscription rights on the NASDAQ Stock Market under the symbol “SRSCR.”  Listing will be subject to Sears Holdings fulfilling all of the requirements of that exchange.  However, NASDAQ will not list the subscription rights unless Sears Canada’s common shares are also listed for trading on NASDAQ.  Sears Canada has made application to list its common shares on NASDAQ under the symbol “SRSC,” but there can be no guarantee that such listing application will be accepted prior to the commencement of the rights offering, and listing will be subject to Sears Canada fulfilling all of the requirements of that exchange.

The rights offering will be made only by means of a prospectus filed with the OSC and the SEC.  A preliminary prospectus has been filed with the OSC and a registration statement relating to these securities (including a preliminary prospectus) has been filed with the SEC, but has not yet become effective.  A copy of the preliminary prospectus relating to the offering is available, for free, on SEDAR at www.sedar.com, and a copy of the registration statement (including the preliminary prospectus) is available for free on EDGAR on the SEC’s website at www.sec.gov.  Copies may also be obtained from the Company. Before you invest, you should read the prospectus in the registration statement and other documents that Sears Canada has filed with the OSC and the SEC for more complete information about Sears Canada and the rights offering.  The offering may be made only by means of a prospectus, copies of which may be obtained when available from Georgeson Inc., Sears Holdings information agent, by calling (866) 741-9588 (toll-free) or emailing SearsCanadaOffer@georgeson.com.

The rights offering will be made only by means of a prospectus.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way™, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with more than 2,000 full-line and specialty retail stores in the United States and Canada.

Forward-Looking Statements
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the ability of Sears Canada to timely cause the  registration statement and prospectus for the Sears Canada shares to be sold in the rights offering to become effective, the date on which such registration statement and prospectus become effective, the listing of Sears Canada’s common shares and of Holdings’ subscription rights on NASDAQ, future trading of the common stock of Holdings and common shares of Sears Canada and other statements that describe the companies’ plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering of Holdings’ interest in Sears Canada, such as the timing and certainty of the completion of that transaction, the intent of ESL Partners, L.P. and Edward S. Lampert, the expectations of Fairholme Capital Management, L.L.C., the operational and financial profile of Holdings or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus that will be contained in the registration statement to be filed with the SEC by Sears Canada with respect to the rights offering. A detailed description of other risks relating to Holdings are set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2014 and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.